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                                                                    EXHIBIT 5.1

                                   Winston & Strawn
                                 35 West Wacker Drive
                               Chicago, Illinois 60601


                                     May 11, 1998



The Board of Directors
Prime Retail, Inc.,
General Partner of Prime Retail, L.P.

          Re:  Prime Retail, L.P.
               Registration Statement on Form S-4
               Registration No. 333-50139

Ladies and Gentlemen:

          We have served as counsel to Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership"), in connection with certain securities and corporate law matters arising out of the issuance by Prime Partnership of up to 3,784,016 common units of limited partnership interests of Prime Partnership ("Prime Partnership Common Units") (or the equivalent number of units based upon the Partnership Merger Consideration), to the limited partners of Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership"), in connection with the merger of Horizon Partnership with and into Prime Partnership, as described in the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          In connection with our representation of Prime Partnership, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies of certified or otherwise identified to our satisfaction, the following documents:

          (a) The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") on May 11, 1998, as amended, including the related form of Joint Consent Solicitation Statement/Prospectus/Information Statement (the "Consent Solicitation") included therein;

          (b) The Certificate of Limited Partnership of Prime Partnership, dated August 6, 1993, and filed by Prime with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended;

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The Board of Directors
of Prime Retail, Inc., as general partner of Prime Retail, L.P.
May 11, 1998
Page 2

          (c) A Form of the Second Amended and Restated Agreement of Limited Partnership of Prime Partnership to be dated as of Closing, attached to the Registration Statement as Appendix F;

          (d)  The Merger Agreement;

          (e) A Form of the Contribution Agreement to be dated as of Closing, attached to the Registration Statement as Appendix C;

          (d) A certificate of the Secretary of State, as of a recent date, as to the good standing of Prime Partnership; and

          (e) Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth herein, subject to the assumptions, limitations and qualifications stated herein.

          The documents referred to in paragraphs (a)-(e) above are hereinafter collectively referred to as the "Relevant Documents."

          In expressing the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

          1. As to any facts material to our opinions, we have, with your consent, relied on the representations, warranties, covenants, assumptions, and opinions made in the Relevant Documents by the respective parties thereto. To the extent our opinions refer to the existence or absence of facts based upon our knowledge or of which we are aware, we are referring to the actual knowledge of Winston & Strawn attorneys who have actively represented Prime, Prime Partnership or their affiliates during the course of our representation of such parties with respect to these opinions. We have not undertaken any independent investigation or verification to determine the existence or absence of any facts, and no inference as to our knowledge concerning any facts should be drawn as a result of the representation undertaken by us. We have consequently relied upon your factual representations that the information presented in the Relevant Documents or otherwise furnished to us (including from your representative, Ernst & Young LLP) accurately and completely describes all material facts relevant to these opinions. Any representation or statement in any document upon which we rely that is made "to the best of knowledge" or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions.

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The Board of Directors
of Prime Retail, Inc., as general partner of Prime Retail, L.P.
May 11, 1998
Page 3


          In rendering these opinions, we have assumed that the transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the Relevant Documents, and such documents accurately reflect the material facts of such transactions. In addition, we have assumed that each of the parties that will execute any of the Relevant Documents will have duly and validly executed and delivered each of the Relevant Documents to which such party is a signatory, and such party's obligations set forth therein will be legal, valid and binding and will be enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws, relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles.

          2. Each individual who will execute any of the Relevant Documents on behalf of a party will be duly authorized to do so.

          3. Each individual executing any of the Relevant Documents whether on behalf of such individual or another person, will be legally competent to do so.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. Prime Partnership will be a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Delaware and will be in good standing with the Secretary of State.

          2. The Prime Partnership Common Units will have been duly and validly authorized and, when and if issued in accordance with the Relevant Documents and the authorization of the Board of Directors of Prime Retail, Inc. in its capacity as general partner of Prime Partnership, will be duly and validly issued, fully paid and nonassessable.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

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The Board of Directors
of Prime Retail, Inc., as general partner of Prime Retail, L.P.
May 11, 1998
Page 4


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" therein.

                                   Very truly yours,


                                   /s/ WINSTON & STRAWN